                                                                  EXHIBIT (4)(a)

THIS CALLABLE MITTS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR CALLABLE MITTS SECURITIES IN CERTIFICATED FORM, THIS CALLABLE MITTS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CALLABLE MITTS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO MERRILL LYNCH & CO., INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CALLABLE MITTS SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R-                                                           3,600,000 Units
CUSIP 590188 264                           (Each Unit representing $10 principal
                                            amount of Callable MITTS Securities)

                           MERRILL LYNCH & CO., INC.
         Callable Nasdaq-100(R) Market Index Target-Term Securities(R)
                               due August 3, 2007
                       ("Callable MITTS(R)  Securities")

     Merrill Lynch & Co., Inc., a Delaware corporation (hereinafter referred to as the "Company", which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum of THIRTY SIX MILLION DOLLARS ($36,000,000) (the "Principal Amount") plus the Supplemental Redemption Amount, as defined below, if any, on August 3, 2007 (the "Stated Maturity"), provided that, the Callable MITTS Securities have not been called prior to the Stated Maturity.

     Payment or delivery of the Principal Amount and the Supplemental Redemption Amount, if any, the Call Price (as defined below) and any interest on any overdue amount thereof with respect to this Security shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     This Callable MITTS Security is one of the series of Callable Nasdaq-100(R) Market Index Target-Term Securities due August 3, 2007.


Supplemental Redemption Amount

     The "Supplemental Redemption Amount" with respect to this Callable MITTS Security equals:

                        (Ending Value - Starting Value)
     Principal Amount x (-----------------------------)
                        (      Starting Value         )

     provided, however, that in no event will the Supplemental Redemption Amount be less than zero. The Starting Value equals 3,521.15. The Ending Value will be determined by Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Calculation Agent") and will equal the average or arithmetic mean of the closing values of the Nasdaq-100 Index determined on each of the first five Calculation Days (as defined below) during the Calculation Period (as defined below). If there are fewer than five Calculation Days, then the Ending Value will equal the average or arithmetic mean of the closing values of the Nasdaq-100 Index on those Calculation Days, and if there is only one Calculation Day, then the Ending Value will equal the closing value of the Nasdaq-100 Index on that Calculation Day. If no Calculation Days occur during the Calculation Period, then the Ending Value will equal the closing value of the Nasdaq-100 Index determined on the last scheduled Index Business Day (as defined below) in the Calculation Period, regardless of the occurrence of a Market Disruption Event on that day.

     The "Calculation Period" means the period from and including the seventh scheduled Index Business Day (as defined below) prior to the maturity date to and including the second scheduled Index Business Day prior to the maturity date.

     A "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event (as defined below) has not occurred.

     An "Index Business Day" means a day on which the New York Stock Exchange (the "NYSE") and the American Stock Exchange (the "AMEX") are open for trading and the Nasdaq-100 Index or any successor index is calculated and published.

Early Call of the Callable MITTS Securities at the Option of the Company

     During the month of August 2006 (the "Call Period"), the Company, in its sole discretion, may elect to call the Callable MITTS Securities, in whole but not in part, before the Stated Maturity by giving notice to the Trustee on any Business Day within the month of August 2006, at $21.50 per unit (the "Call Price") and specifying the date on which the Call Price shall be paid (the "Payment Date").

     The Payment Date shall be no earlier than the fifteenth Business Day and no later than the twentieth Business Day after the call election. The Trustee will provide notice of the call election to the registered holders of the Callable MITTS Securities, specifying the Payment Date, no less than 15 calendar days prior to the Payment Date.

Adjustments to the Nasdaq-100 Index; Market Disruption Events

     If at any time The Nasdaq Stock Market, Inc. (the "Nasdaq") changes its method of calculating the Nasdaq-100 Index, or the value of the Nasdaq-100 Index changes, in any material respect, or if the Nasdaq-100 Index is in any other way modified so that the Nasdaq-100 Index does not, in the opinion of the Calculation Agent, fairly represent the value of the Nasdaq-100 Index had those changes or modifications not been made, then, from and after that time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value of the Nasdaq-100 Index is to be calculated, make any adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Nasdaq-100 Index as if those changes or modifications had not been made, and calculate the closing value with reference to the Nasdaq-100 Index, as so adjusted. Accordingly, if the method of calculating the Nasdaq-100 Index is modified so that the value of the Nasdaq-100 Index is a fraction or a multiple of what it would have been if it had not been modified, e.g., due to a split, then the Calculation Agent shall adjust the Nasdaq-100 Index in order to arrive at a value of the Nasdaq-100 Index as if it had not been modified, e.g., as if a split had not occurred.

     "Market Disruption Event" means either of the following events, as determined by the Calculation Agent:

(a) a suspension, material limitation or absence of trading on the The Nasdaq Stock Market of 20% or more of the underlying stocks which then comprise the Nasdaq-100 Index or a Successor Index (as defined below) during the one-half hour period preceding the close of trading on the applicable exchange; or

(b) the suspension or material limitation on the The Nasdaq Stock Market or any other major futures or securities market from trading in futures or options contracts related to the Nasdaq-100 Index or a Successor Index during the one-half hour period preceding the close of trading on the applicable exchange.

     For the purposes of determining whether a Market Disruption Event has occurred:

1. a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

2. a decision to permanently discontinue trading in the relevant futures or options contract will not constitute a Market Disruption Event;

3. a suspension in trading in a futures or options contract on the Nasdaq-100 Index by a major securities market for more than two hours by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts will constitute a suspension or material limitation of trading in futures or options contracts related to the Nasdaq-100 Index; and

4. an absence of trading on The Nasdaq Stock Market will not include any time when The Nasdaq Stock Market is closed for trading under ordinary circumstances.

Discontinuance of the Nasdaq-100 Index

     If the Nasdaq discontinues publication of the Nasdaq-100 Index and the Nasdaq or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the Nasdaq-100 Index (a "Successor Index"), then, upon the Calculation Agent's notification of any determination to the trustee and the Company, the Calculation Agent will substitute the Successor Index as calculated by the Nasdaq or any other entity for the Nasdaq-100 Index and calculate the closing value as described above under "--Supplemental Redemption Amount". Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice to be given to registered holders of the Callable MITTS Securities.

     In the event that the Nasdaq discontinues publication of the Nasdaq-100 Index and the Calculation Agent does not select a Successor Index, or the Successor Index is no longer published on any of the Calculation Days, the Calculation Agent will compute a substitute value for the Nasdaq-100 Index in accordance with the procedures last used to calculate the Nasdaq-100 Index before any discontinuance. If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the Nasdaq-100 Index as described below, the Successor Index or value will be used as a substitute for the Nasdaq-100 Index for all purposes, including for purposes of determining whether a Market Disruption Event exists and the Calculation Period and the Calculation Days shall be determined as if each Business Day were an Index Business Day.

     If the Nasdaq discontinues publication of the Nasdaq-100 Index before the period during which the Supplemental Redemption Amount is to be determined and the Calculation Agent determines that no Successor Index is available at that time, then on each Business Day until the earlier to occur of (i) the determination of the Ending Value or (ii) a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent will determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if that day were a Calculation Day. The Calculation Agent will cause notice of each value to be published not less often than once each month in The Wall Street Journal or another newspaper of general circulation, and arrange for information with respect to these values to be made available by telephone.

     A "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law to close and that is a day on the NYSE, the Nasdaq National Market System and the AMEX are open for trading.

General

     This Callable MITTS Security is one of a duly authorized issue of securities of the Company, issued and to be issued under an Indenture, dated as of April 1, 1983, as amended (herein referred to as the "Indenture"), between the Company and The Chase Manhattan Bank , as Trustee (herein referred to as the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Callable MITTS Securities, and the terms upon which the Callable MITTS Securities are, and are to be, authenticated and delivered.

     The Company hereby covenants for the benefit of the Holders of the Callable MITTS Securities, to the extent permitted by applicable law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a Holder of the Callable MITTS Securities.

     The Callable MITTS Securities are not subject to redemption by the Company or at the option of the Holder prior to the Stated Maturity, except as otherwise specifically provided above.

     In case an Event of Default with respect to any Callable MITTS Securities shall have occurred and be continuing, the amount payable to a Holder of a Callable MITTS Security upon any acceleration permitted by the Callable MITTS Securities, with respect to each $10 principal amount thereof, will be equal to the $10 principal amount and the Supplemental Redemption Amount, if any, calculated assuming the date of early repayment is the Stated Maturity of the Callable MITTS Securities. If the acceleration occurs before the end of the Call Period, the maximum amount payable with respect to the Callable MITTS Securities will be the Call Price.

     In case of default in payment of the Callable MITTS Securities (whether at the Stated Maturity or upon acceleration), from and after the maturity date the Callable MITTS Securities shall bear interest, payable upon demand of the Holders thereof, at the rate of 7.54% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Callable MITTS Securities to the date payment of such amount has been made or duly provided for.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Callable MITTS Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Callable MITTS Securities at the time Outstanding, as defined in the Indenture, of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Callable MITTS Securities of each series at the time Outstanding, on behalf of the Holders of all Callable MITTS Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Callable MITTS Security shall be conclusive and binding upon such Holder and upon all future Holders of this Callable MITTS Security and of any Callable MITTS Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Callable MITTS Security.

     No reference herein to the Indenture and no provision of this Callable MITTS Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount plus the Supplemental Redemption Amount, if any, with respect to this Callable MITTS Security and any interest on any overdue amount thereof at the time, place, and rate, and in the coin or currency herein prescribed.

     As provided in the Indenture and subject to certain limitations set forth therein and on the first page hereof, the transfer of this Callable MITTS Security may be registered on the Security Register of the Company, upon surrender of this Callable MITTS Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Callable MITTS Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Callable MITTS Securities are issuable only in registered form without coupons in denominations of $10 and integral multiples thereof. This Callable MITTS Security shall remain in the form of a global security held by a Depository. Notwithstanding the foregoing, if (x) any Depository is at any time unwilling or unable to continue as Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Callable MITTS Security shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Callable MITTS Securities, this Callable MITTS Security shall be exchangeable for Callable MITTS Securities in definitive form of like tenor and of an equal aggregate Principal Amount, in denominations of $10 and integral multiples thereof. Such definitive Callable MITTS Securities shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Callable MITTS Securities are so delivered, the Company may make such changes to the form of this Callable MITTS Security as are necessary or appropriate to allow for the issuance of such definitive Callable MITTS Securities.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

     Prior to due presentment of this Callable MITTS Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Callable MITTS Security is registered as the owner hereof for all purposes, whether or not this Callable MITTS Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Callable MITTS Security which are defined in the Indenture but not in this Callable MITTS Security shall have the meanings assigned to them in the Indenture.

     Unless the certificate of authentication hereon has been executed by The Chase Manhattan Bank, the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Callable MITTS Security shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: August 4, 2000

CERTIFICATE OF AUTHENTICATION                          Merrill Lynch & Co., Inc.
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

The Chase Manhattan Bank, as Trustee   [Copy of Seal]  By:
                                                                       Treasurer

By:                                                    Attest:
     Authorized Officer                                                Secretary